Exhibit 3.7

BY-LAWS

Of

ICI ALTA INC.

(a Delaware Corporation)

ARTICLE 1

OFFICES

SECTION 1.01  Principal Office in Delaware.  The principal office of ICI Alta Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be located in the County of New Castle.

SECTION 1.02  Other Offices.  The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE 2

MEETING OF STOCKHOLDERS

SECTION 2.01  Place of Meetings.  All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors which shall be specified in the respective notices or waivers of notice thereof.  Meeting of stockholders shall be presided over by the Chairman or, in his absence, by another director chosen by the Board of Directors.

SECTION 2.02  Annual Meetings.  The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the first Tuesday of February.  If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may be brought before the meeting.

If the election of directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause a special meeting of the stockholders to be held as soon thereafter as convenient for the election of directors.  At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

SECTION 2.03  Special Meetings.  A special meeting of the stockholders, or of any class thereof entitled to vote, or any purpose or purposes, may be called at any time by the Chairman, or by order of Board of Directors, and shall be called by the Chairman or the Secretary upon the written request of stockholders holding of record at least 20% of the outstanding shares of stock of the Corporation entitled to vote at such meeting.  Such written request shall state the purpose or purposes for which such meeting is to be called.

SECTION 2.04  Notice of Meeting.  Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, by electronic data transmission or by mailing such notice in a postage prepaid envelope (via air mail if such notice is mailed outside the United States of America and via first class mail if within the United States of America) directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request.  Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof.  Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by electronic data transmission or telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him.  Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

SECTION 2.05  List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name.  Such list shall be open for ten days at the place where said election is to be held or at some other specific place within the City of Wilmington and State of Delaware to the examination of any stockholder during ordinary business hours and shall be produced and kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder who may be present.  The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

SECTION 2.06  Quorum.  At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws.  In the absence of a quorum, any officer entitled to reside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at any adjournment or adjournments thereof.

SECTION 2.07  Voting.  Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the

Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.  Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted upon directly or indirectly.  At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware.  Unless demanded by a stockholder of the Corporation present in person or by proxy at the meeting of the stockholders and entitled to vote thereat or so directed by the chairman of any meeting or required by the laws of the State of Delaware, the vote thereat of any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.01  General Powers.  The property, business and affairs of the corporation shall be managed by the Board of Directors.

SECTION 3.02  Number and Term of Office.  The number of directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than three.  Directors need not be stockholders.  Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

SECTION 3.03  Quorum and Manner of Acting.  Unless otherwise provided by law, the presence of one-third of the whole Board of Directors, but not less than two, shall be necessary to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.  Meetings of the Board of Directors will be presided over by the Chairman, or in his absence, by a director chosen by the directors present at the meeting.

SECTION 3.04  Place of Meetings, etc.  The Board of Directors may hold its meetings and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

SECTION 3.05  Annual Meeting.  As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business.  Notice of such meeting need not be given.  Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the directors.

SECTION 3.06  Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.  After there has been such determination, and notice thereof has been once given to each member of the Board of directors, regular meetings may be held without further notice being given.

SECTION 3.07  Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman or by two or more of the directors.  Notice of each such meeting shall be mailed (via air mail if such notice is being mailed outside the United States of America or via first class mail if within the United States of America) to each director, addressed to him at his residence or usual place of business, at least two days if within the United States of America and at least five days if outside the United States of America before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable (radio or wireless) or by other similar electronic transmission method or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held.  Each such notice shall state the time and place of the meeting and the purpose thereof.  In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 3.07.  No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

SECTION 3.08  Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Chairman or the Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 3.09.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 3.10.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or the General Corporation Law of the State of Delaware.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board when required.  A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.  The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

ARTICLE 4

OFFICERS

SECTION 4.01.  Number.  The principal officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary.  The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these By-Laws.  One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of Chairman and Secretary.

SECTION 4.02.  Election and Term of Office.  The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof.  Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.03.  Subordinate Officers.  In addition to the principal officers enumerated in Section 4.01 of this Article 4, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of  directors may from time to time determine.

SECTION 4.04.  Removal.  Any officer may be removed either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

SECTION 4.05.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman or the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06.  Vacancies.  A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

SECTION 4.07.  Chairman.  The chairman shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors.  He shall preside at all meetings of stockholders and at all meetings of the Board of Directors, and shall take an active part in the maintenance of liaison with the stockholders of the Corporation.  He shall be ex officio a member of all standing committees.  Subject to the control of the Board of Directors, the Chairman may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  In general, he shall perform all duties incident to the office of Chairman, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.08.  President.  The President shall perform such duties and shall have such powers as the Chairman or the Board of Directors may from time to time prescribe.

SECTION 4.09  Vice President.  The Vice Presidents shall perform such duties and have such powers as the Chairman, the President, or the Board of Directors may from time to time prescribe.

SECTION 4.10.  Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors.  He shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office at the Corporation where such books and records shall be kept; when requested by the Board of Directors, shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever, and in general, shall perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Chairman or the Board of Directors.  The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

SECTION 4.11.  Secretary.  The Secretary, if present, shall act as Secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are property kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or the Board of Directors.

ARTICLE 5

SHARES AND THEIR TRANSFER

SECTION 5.01.  Certificate for Stock.  Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him.

SECTION 5.02  Stock Certificate Signature.  The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman, the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and its seal shall be affixed thereto; provided, however, that, where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and registrar, if the Board shall by resolution so authorize, the signature or such Chairman, President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimiles thereof.  In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

SECTION 5.03.  Stock Ledger.  A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation, the respective dates of cancellation.

SECTION 5.04.  Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for in Section 5.07 or this Article 5.

SECTION 5.05.  Transfers of Stock.  Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 5.06 of this Article 5 provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that  whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.06.  Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 5.07.  Lost, Destroyed or Mutilated Certificates.  As a condition of the issue of a new certificate or stock in the place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, the Board of Directors, at its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.  Proper evidence of such loss, theft or destruction shall be procured for the Board of Directors, if required.  The Board of Directors, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

ARTICLE 6

MISCELLANEOUS PROVISIONS

SECTION 6.01.  Corporate Seal.  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year of its incorporation.  The Secretary shall be the custodian of the seal.  The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

SECTION 6.02.  Fiscal Year.  The fiscal year of the Corporation shall be as specified by the Board of Directors.

SECTION 6.03.  Voting of Stocks Owned by the Corporation.  The Board of Directors may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

SECTION 6.04.  Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE 7

AMENDMENTS

The By-Laws of the Corporation may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors.  No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and, in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.  By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article 7 above provided.